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                                                   EXHIBIT 10.7
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                            CONSULTATION AGREEMENT


     THIS AGREEMENT is made as of the 1st day of January, 1996, at Carefree, Arizona, between REDWOOD BROADCASTING, INC., a Colorado corporation (the "Company"), and REDWOOD MICROCAP FUND, INC., a Colorado corporation ("Consultant").

     In consideration of the mutual covenants, agreements and provisions contained in this Agreement, the parties agree as follows:

     1.   Consultation.

          The Company hereby retains the services of Consultant, as an independent contractor and not as an employee, which retention is accepted and agreed to be performed by Consultant, subject to and upon the terms and conditions hereinbelow set forth.

     2.   Term.

          The term of this Agreement shall begin on the 1st day of January, 1996, and shall terminate upon the expiration of fifteen (15) months from the date hereof, and thereafter, if extended or renewed, upon thirty (30) days' written notice given by either party to the other. Upon the termination of this Agreement, the retention and agency, and Consultant's independent contractor status, shall end, unless a new, separate written agreement shall have been executed by all parties.

     3.   Consultant's Status.

          It is understood and agreed that Consultant shall be at all times and for all purposes hereunder an independent contractor to the Company and under no circumstances shall be deemed an employee, partner or joint venturer of or with the Company. Consultant agrees that it shall not directly or indirectly imply or represent to others, or permit another to imply or represent to others that Consultant has any authority to act for, represent or bind the Company in any matter by virtue of this Agreement. Consultant expressly agrees to indemnify and hold harmless the Company for any damages which may be sustained by the Company as a result of or arising out of any breach of the covenants set forth in this Section 3.0.

     4.   Services of Consultant.

          4.1. Upon the request of the Company, Consultant shall perform general management and administrative services for the Company as directed by its executive officers.

          4.2. In performing hereunder, Consultant may, but need not, use the facilities or resources of the Company. Consultant shall be solely and exclusively responsible for determining when, where, how and by whom the services are to be performed hereunder, subject only to such matters as may be specifically addressed in written communications from the Company.

          4.3. Consultant agrees to exercise the highest degree of care, skill and diligence in the performance of its services hereunder and shall perform all services in a good and workmanlike fashion.

     5.   Compensation.

          5.1. For all services to be rendered by Consultant pursuant to
Section 4 above, Consultant shall be paid as compensation the sum of $2,500.00 per month throughout the term of this Agreement and any extension thereof. Consultant shall be entitled to reimbursement for any reasonable costs or expenses incurred in connection with performing the services hereunder, provided that any such costs or expenses were previously authorized in writing by the Company and are appropriately substantiated in writing by invoice or other documentation.

          5.2. Consultant shall keep accurate records showing the quantity and date of time devoted to the services provided for herein and a description thereof. The Company shall make payment to the Consultant subject to the terms and conditions hereinbelow set forth on or before the fifth day of each month for services rendered during the preceding month.

     6.   Performance and Other Engagements.

          Throughout the term of this Agreement, it is understood that Consultant will only provide services to the Company on a part-time basis and, subject to the provisions concerning competition hereinbelow set forth, may perform the same or similar services for other persons or entities not inconsistent with its undertakings hereunder.

     7.   Work Product.

          7.1. All trade secrets, know-how, confidential information, copyrightable material, inventions, discoveries, and improvements, whether patentable or unpatentable, made, devised, or discovered by Consultant pursuant to or as a result of services rendered for the Company, relating or pertaining in any way to the business of the Company, shall be promptly disclosed in writing to an officer of the Company and are to redound to the benefit of the Company and become and remain its sole and exclusive property. Consultant agrees to execute and cause its employees to execute any assignments to the Company or its nominee of this entire right, title and interest in and/or right to exploit any such trade secrets, copyrightable material, inventions, discoveries, and improvements, and to execute and cause its employees to execute any other instruments and documents requisite or desirable in applying for and obtaining patents and/or copyrights, at the cost of the Company, with respect thereto in the United States and in all foreign countries, that may be requested by the Company. Without in any way limiting the generality of the foregoing, Consultant agrees that all copyrightable and/or patentable materials generated or developed by it or its employees for the Company, including, but not limited to, source codes and/or computer programs and documentation pertaining thereto, shall be considered the property and copyrights of the Company, and the Company shall have the right to register and hold in its own name all copyrights and/or patents issuable from such materials. Consultant further agrees, whether or not engaged by the Company, to cooperate to the extent and in the manner requested by the Company in the prosecution or defense of any patent/copyright claims or any litigation or other proceeding involving any inventions, trade secrets, processes, discoveries, or improvements covered by this Agreement, but all expense thereof shall be paid by the Company.

     8.   Confidentiality.

     8.1. Consultant for itself and its employees covenants with the Company that all information concerning its computer software programs, including their source code, object code, database, visual screen display, structure, sequence, organization, look and feel, as well as the methods, processes, and formulas embodied therein, and the Company's research, markets, plans, strategies, distributors, dealers, customers, clients and end users collectively are and constitute the trade secrets and confidential proprietary information of the Company. Consultant covenants and agrees for itself and its Consultants that it will not (except as required in the course of its services for the Company), during the term of this Agreement or thereafter, communicate or divulge to, or use for the benefit of itself or any other person, firm, association, or corporation, without the consent of the Company, any trade secrets or confidential and proprietary information of the Company or other confidential matters possessed, owned, or used by the Company that may be communicated to, acquired by, or learned of by it or its employees in the course of or as a result of its services for the Company. All records, disks, tapes, stored information on any medium, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches, documents, equipment, and the like, relating to the business of the Company, which Consultant or its employees shall use or prepare or come into contact with, shall remain the sole property of the Company.

     9.   Affiliates of Consultant.

          Consultant agrees that the Covenants set forth in Sections 7, 8, 9, 10 and 11 of this Agreement are applicable to and binding upon any and all of Consultant's officers, directors, shareholders, agents, and employees (hereafter "Affiliates"). Consultant agrees that it will not permit any Affiliate to perform services hereunder nor permit the disclosure of any the Company trade secret, proprietary or confidential information to any Affiliate until and unless such Affiliate agrees in writing to be bound by the terms and conditions of Sections 7, 8, 9, 10 and 11 of this Agreement.

     10.  Attorneys' Fees.

          In the event there is any litigation or arbitration between the parties concerning this Agreement, the successful party shall be awarded reasonable attorneys' fees and litigation or arbitration costs, including the attorneys' fees and costs incurred in the collection of any judgment.

     11.  Notices.

          All notices required or permitted hereunder shall be sufficient if delivered personally or mailed to the parties at the address set forth below or at such other address as either party may designate in writing from time to time. Any notice by mailing shall be effective 48 hours after it has been deposited in the United States certified mail, return receipt requested, duly addressed and with postage prepaid.

     12.  Partial Invalidity.

          If any provisions of this Agreement are in violation of any statute or rule of law of any state or district in which it may be sought to be enforced, then such provisions shall be deemed null and void only to the extent that they may be in violation thereof, but without invalidating the remaining provisions.

     13.  Binding Effect.

          This Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their heirs, personal representatives, successors and assigns.

     14.  Waiver.

          No waiver of any breach of any one of the agreements, terms, conditions or covenants of this Agreement by the Company shall be deemed to imply or constitute a waiver of any other agreement, term, condition or covenants of this Agreement. The failure of either party to insist on strict performance of any agreement, term, condition or covenant, herein set forth, shall not constitute or become construed as a waiver of the rights of either or the other thereafter to enforce any other default of such agreement, term, condition or covenant; neither shall such failure to insist upon strict performance be deemed sufficient grounds to enable either party hereto to forego or subvert or otherwise disregard any other agreement, term, condition or covenants of this Agreement.

     15.  Governing Law.

          This Agreement and the rights and duties of the parties shall be construed enforced in accordance with the laws of the State of Colorado.

     16.  Fax/Counterparts.

          This Agreement may be executed by telex, telecopy or other facsimile transmission, and may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one agreement.

     17.  Entire Agreement.

          This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. There are no representations, warranties, conditions or obligations except as herein specifically provided. Any amendment or modification hereof must be in writing.

     IN WITNESS WHEREOF, the parties to this Agreement have duly executed effective on the day and year first above written.

                                   REDWOOD BROADCASTING, INC., a Colorado
                                   corporation
Attest:

--------------------------------   By:  ----------------------------------
Secretary

                                   REDWOOD MICROCAP FUND, INC., a Colorado
                                   corporation
Attest:

-------------------------------    By:  -----------------------------------
Secretary